Exhibit 10.7

SUPPLEMENTAL CONFIRMATION

To:	The PMI Group, Inc. 3003 Oak Road Walnut Creek, CA 94597

From:	Goldman, Sachs & Co.

Subject:	Accelerated Common Stock Buyback

Ref. No:

Date:	August 23, 2006

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. (“GS&Co.”) and The PMI Group, Inc. (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between GS&Co. and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of August 23, 2006 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	August 23, 2006

Forward Price Adjustment Amount:	$0.85

Hedge Completion Date:	As set forth in the Trade Notification, but in no event later than September 28, 2006.

Termination Date:	7 Months after the Hedge Completion Date, subject to GS&Co.’s right to accelerate the Termination Date to any date on or after the First Acceleration Date.

First Acceleration Date:	As set forth in the Trade Notification to be the date that follows the Hedge Completion Date by two months.

Prepayment Amount:	USD 345,000,000.00

Maximum Hedge Period Reference Price:	USD 43.63

Minimum Shares:	A number of shares equal to (a) the Prepayment Amount minus the Prepayment Adjustment Amount divided by (b) 110% of the Hedge Period Reference Price.

Maximum Shares:	A number of shares equal to (a) the Prepayment Amount minus the Prepayment Adjustment Amount divided by (b) 96% of the Hedge Period Reference Price.

Ordinary Dividend Amount:	For any calendar quarter, USD 0.08

3. Counterparty represents and warrants to GS&Co. that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during the four full calendar weeks immediately preceding the Trade Date.

4. This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to this Transaction, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.

Yours sincerely,

GOLDMAN, SACHS & CO.

By:	/s/ Conrad Langenegger
Authorized Signatory

Agreed and Accepted By:

THE PMI GROUP, INC.

By:	/s/ Donald P. Lofe, Jr.
Name: Donald P. Lofe, Jr.
Title: Executive Vice President and Chief Financial Officer